John Hancock Technology Fund

POWER OF ATTORNEY

I do hereby constitute and appoint George M. Boyd, Thomas M. Kinzler, Betsy Anne Seel, Alfred P. Ouellette, David D. Barr, and Kinga Kapuscinski, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Technology Fund (the “Fund”) to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statements, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Fund’s registration statements on Form N-14 relating to the fund merger listed below and any amendments (including pre- and post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

Fund Merger

John Hancock Technology Fund into John Hancock Rainier Growth Fund

IN WITNESS WHEREOF, I have set my hand on this instrument as of the 10 day of June 2008.

Name	Signature	Title
Keith F. Hartstein	/s/Keith F. Hartstein	President and Chief Executive Officer
John G. Vrysen	/s/John G. Vrysen	Chief Operating Officer
Charles A. Rizzo	/s/Charles A. Rizzo	Chief Financial Officer
Gordon M. Shone	/s/Gordon M. Shone	Treasurer
James R. Boyle	/s/James R. Boyle	Trustee
James F. Carlin	/s/James F. Carlin	Chairman and Trustee

Name	Signature	Title
William H. Cunningham	/s/William H. Cunningham	Trustee
Charles L. Ladner	/s/Charles L. Ladner	Trustee
Dr. John A. Moore	/s/Dr. John A. Moore	Trustee
Patti McGill Peterson	/s/Patti McGill Peterson	Trustee
Steven R. Pruchansky	/s/Steven R. Pruchansky	Trustee